FIFTH AMENDMENT TO THE CUSTODY AGREEMENT

THIS FIFTH AMENDMENT, dated as of May 16, 2014, to the Custody Agreement, dated as of April 1, 2006, as amended December l, 2008, February 10, 2012, December 1, 2012 and March 7, 2014 (the “Agreement”), is entered into by and between RAINIER INVESTMENT MANAGEMENT MUTUAL FUNDS, a Delaware statutory trust (the “Trust”) and U.S. BANK, N.A., a national banking association organized and existing under the laws of the United States of America (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the listing of the Funds and to amend the fees of the Agreement;

WHEREAS, Article 14.2 of the Agreement allows for an amendment by a written instrument executed by both parties;

WHEREAS, the Custodian is a U.S. bank under Rule 17f-5 of the Investment Company of 1940

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit C of the Agreement is hereby superseded and replaced with Amended Exhibit C.

Amended Exhibit D of the Agreement is hereby superseded and replaced with Amended Exhibit D attached hereto

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

RAINIER INVESTMENT MANAGEMENT MUTUAL FUNDS	U.S. BANK, N.A.

By: /s/ Melodie B. Zakaluk	By: /s/ Michael R. McVoy
Printed Name: Melodie B. Zakaluk	Printed Name: Michael R. McVoy
Title: CEO/President	Title: Senior Vice President

Amended Exhibit C

to the Custody Agreement

Separate Series of Rainier Investment Management Mutual Funds

Name of Series	Date Added

Rainier Balanced Fund	05-10-1994
Rainier Balanced Fund, I	05-02-2002
Rainier Large Cap Equity Fund	05-10-1994 (1)
Rainier Large Cap Equity Fund, I	05-02-2002 (1)
Rainier Intermediate Fixed Income Fund	05-02-2002
Rainier Small/Mid Cap Equity Fund	05-10-1994
Rainier Small/Mid Cap Equity Fund, I	05-02-2002
Rainier Mid Cap Equity Fund	12-07-2005
Rainier Mid Cap Equity Fund, I	12-07-2005
Rainier High Yield Fund, I	03-31-2009
Rainier High Yield Fund	07-31-2012
Rainier International Discovery Fund	03-28-2012
Rainier International Discovery Fund, A	11-30-2012
Rainier Large Cap Growth Equity Fund, I	03-11-2014

(1) Effective 1/1/2013, a [  ] basis point fee waiver will be in place for both classes of the Large Cap Equity Fund until 7/31/2014.

Amended Exhibit D to the Custody Agreement

RAINIER MUTUAL FUNDS TRANSFER AGENCY, FUND ACCOUNTING, DOMESTIC CUSTODY, AND REGULATORY DISTRIBUTION AND FUND ADMINISTRATION SERVICES – MASTER ANNUAL FEE SCHEDULE at June 1, 2014

The following is a combined fee schedule for all services provided by U.S. Bancorp Fund Services, LLC to The Rainier Funds

ANNUAL FEE BASED ON TOTAL ASSETS OF THE FUND COMPLEX UP TO [ ] FUNDS AND [ ] CLASSES EACH.*

[ ] Basis Points on the first $[ ]

[ ] Basis Points on the first $[ ]

[ ] Basis Points on the first $[ ]

[ ] Basis Points thereafter

Complex Minimum: $[ ] ($[ ] per fund minimum for Funds with up to [ ] Classes, $[  ] per fund minimum for Funds with [ ] Classes)

*This fee will be reduced by the distribution fee paid to Quasar as described below. REGULATORY DISTRIBUTION (QUASAR) ALLOCATION TO BE PAID DIRECTLY THROUGH 12b-1 FEES OR BY ADVISER

ANNUAL FEE OF $[ ] PER FUND

[ ] SHARES - $[ ] MINIMUM ORIGINAL SHARES – $[ ] MAXIMUM

Out of Pocket Costs Included in Basis Points Services Fee:

–       Shareholder Communication Stationery

¡    Statements, confirms, etc.

¡   Postage

–       Shareholder Mailing and Inserting

–       Voice Response Services

¡    Account

      inquiry/maintenance/transactions

–       800 Telephone Service Cost

–       Anti-Money Laundering Service

–       Security Pricing

–       Corporate Action Services

–       Manual Security Pricing

–       EDGAR filings, retention of records

–       U.S. Bancorp Employee Board Meeting Travel

–       Adhoc reports

–       Sales reporting

–       Financial Advisor/Broker Web Access (Vision)

¡    Inquiry/transactions activity

–       NSCC – Fund/SERV, Networking Services

–       Advertising Compliance Reviews (allocated to  Quasar  fees)

Annual Supervision of Licensed Registered Reps up to [ ]

Out of Pocket Costs NOT Included in Basis Points Service Fee (appropriate distribution/marketing items will be allocated to Quasar):

–       Printing of Prospectus, Annual/semi Reports,  Advertising and Sales Materials

–       Proxies and Proxies Services

–       Literature Fulfillment Service

–       Engagement of designers, free-lance writers and  public relations firms

–       Fair Value Pricing Services

–       Shareholder Web Access (FanWeb)

¡    Setup/maintenance/activity

–       Money Center Trading Services

–       Chief Compliance Officer Services

–       Business On-Line Sales Solutions (B.O.S.S.)

–       FINRA Advertising filing fees

–       FINRA out of pocket fees, to include State  Registration and filing fees

–       Annual Supervision of Licensed Registered Reps  greater than [ ]

Additional Funds: Fee Schedule to be re-negotiated; if number of funds exceeds [ ].

Additional Class Set-up and conversion costs:  None

Amended Exhibit D to the Custody Agreement

GLOBAL SUB-CUSTODIAL SERVICES ANNUAL FEE SCHEDULE at June 1, 2014
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	[ ]	$[ ]	Lithuania	All	[ ]	$[ ]
Australia	All	[ ]	$[ ]	Luxembourg	All	[ ]	$[ ]
Austria	All	[ ]	$[ ]	Malaysia	All	[ ]	$[ ]
Bahrain	All	[ ]	$[ ]	Mali*	All	[ ]	$[ ]
Bangladesh	All	[ ]	$[ ]	Malta	All	[ ]	$[ ]
Belgium	All	[ ]	$[ ]	Mauritius	All	[ ]	$[ ]
Benin*	All	[ ]	$[ ]	Mexico	All	[ ]	$[ ]
Bermuda	All	[ ]	$[ ]	Morocco	All	[ ]	$[ ]
Botswana	All	[ ]	$[ ]	Namibia	All	[ ]	$[ ]
Brazil	All	[ ]	$[ ]	Netherlands	All	[ ]	$[ ]
Bulgaria	All	[ ]	$[ ]	New Zealand	All	[ ]	$[ ]
Burkina Faso*	All	[ ]	$[ ]	Niger*	All	[ ]	$[ ]
Canada	All	[ ]	$[ ]	Nigeria	All	[ ]	$[ ]
Cayman Islands*	All	[ ]	$[ ]	Norway	All	[ ]	$[ ]
Channel Islands*	All	[ ]	$[ ]	Oman	All	[ ]	$[ ]
Chile	All	[ ]	$[ ]	Pakistan	All	[ ]	$[ ]
China “A” Shares	All	[ ]	$[ ]	Palestinian Autonomous Area*	All	[ ]	$[ ]
China “B” Shares	All	[ ]	$[ ]	Peru	All	[ ]	$[ ]
Columbia	All	[ ]	$[ ]	Philippines	All	[ ]	$[ ]
Costa Rica	All	[ ]	$[ ]	Poland	All	[ ]	$[ ]
Croatia	All	[ ]	$[ ]	Portugal	All	[ ]	$[ ]
Cyprus*	All	[ ]	$[ ]	Qatar	All	[ ]	$[ ]
Czech Republic	All	[ ]	$[ ]	Romania	All	[ ]	$[ ]
Denmark	All	[ ]	$[ ]	Russia	Equities/Bonds	[ ]	$[ ]
Ecuador	All	[ ]	$[ ]	Russia	MINFINs	[ ]	$[ ]
Egypt	All	[ ]	$[ ]	Senegal*	All	[ ]	$[ ]
Estonia	All	[ ]	$[ ]	Serbia*	All	[ ]	$[ ]
Euromarkets(3)	All	[ ]	$[ ]	Singapore	All	[ ]	$[ ]
Finland	All	[ ]	$[ ]	Slovak Republic	All	[ ]	$[ ]
France	All	[ ]	$[ ]	Slovenia	All	[ ]	$[ ]
Germany	All	[ ]	$[ ]	South Africa	All	[ ]	$[ ]
Ghana	All	[ ]	$[ ]	South Korea	All	[ ]	$[ ]
Greece	All	[ ]	$[ ]	Spain	All	[ ]	$[ ]
Guinea Bissau*	All	[ ]	$[ ]	Sri Lanka	All	[ ]	$[ ]
Hong Kong	All	[ ]	$[ ]	Swaziland	All	[ ]	$[ ]
Hungary	All	[ ]	$[ ]	Sweden	All	[ ]	$[ ]
Iceland	All	[ ]	$[ ]	Switzerland	All	[ ]	$[ ]
India	All	[ ]	$[ ]	Taiwan	All	[ ]	$[ ]
Indonesia	All	[ ]	$[ ]	Thailand	All	[ ]	$[ ]
Ireland	All	[ ]	$[ ]	Togo*	All	[ ]	$[ ]
Israel	All	[ ]	$[ ]	Trinidad & Tobago*	All	[ ]	$[ ]
Italy	All	[ ]	$[ ]	Tunisia	All	[ ]	$[ ]
Ivory Coast	All	[ ]	$[ ]	Turkey	All	[ ]	$[ ]
Jamaica*	All	[ ]	$[ ]	UAE	All	[ ]	$[ ]
Japan	All	[ ]	$[ ]	United Kingdom	All	[ ]	$[ ]
Jordan	All	[ ]	$[ ]	Ukraine	All	[ ]	$[ ]
Kazakhstan	All	[ ]	$[ ]	Uruguay	All	[ ]	$[ ]
Kenya	All	[ ]	$[ ]	Venezuela	All	[ ]	$[ ]
Latvia	Equities	[ ]	$[ ]	Vietnam*	All	[ ]	$[ ]
Latvia	Bonds	[ ]	$[ ]	Zambia	All	[ ]	$[ ]
Lebanon	All	[ ]	$[ ]
*	Additional customer documentation and indemnification will be required prior to established accounts in these markets.

Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.

Amended Exhibit D (continued) to the Custody Agreement - Rainier

¡	For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Cash Transactions:

—	3rd Party Foreign Exchange - a Foreign Exchange transaction undertaken through a 3rd party will be charged $[ ].

Tax Reclamation Services: Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $[   ] per claim.

Out of Pocket Expenses

¡

Charges incurred by U.S. Bank, N.A. for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and Insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

0	A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
0	SWIFT reporting and message fees.

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